                                                                      EXHIBIT 21

                             ACNIELSEN CORPORATION

                          LIST OF ACTIVE SUBSIDIARIES

                                                                 STATE OR OTHER     % OWNERSHIP
                                                                 JURISDICTION OF    100% EXCEPT
                            NAME                                  INCORPORATION       AS NOTED
-------------------------------------------------------------  -------------------  ------------
A.C. NIELSEN COMPANY.........................................  Delaware
  A.C. Nielsen (Argentina) S.A...............................  Delaware
     Control Publicitario S.A................................  Argentina
     IPSA S.A................................................  Argentina                80.25
     IPSA Nielsen Argentina S.A..............................  Argentina
  A.C. Nielsen (Holdings) Pty. Limited.......................  Australia
     A.C. Nielsen Australia Pty. Limited.....................  Australia
     AGB McNair Holdings Pty. Limited........................  Australia
       AGB Research Holdings Pty. Limited....................  Australia
          Tart Research Pty. Limited.........................  Australia
          AGB McNair Pty. Limited............................  Australia
            McNair Anderson Associates Pty. Limited..........  Australia
     Marketing Insights Pty. Ltd.............................  Australia
     Nandette Pty. Limited...................................  Australia
       Australian Independent Media Data Pty. Limited........  Australia                50.00
  A.C. Nielsen Ges.mbH.......................................  Austria
     CMIS Coordinierte Management Informations
       Systeme Ges.mbH.......................................  Austria
  A.C. Nielsen Company (Belgium) S.A.........................  Belgium
     A.C. Nielsen Company & Co. SNC..........................  Belgium
  A.C. Nielsen do Brasil Ltda................................  Brazil
     Companhia Brasileira de Pesquisa e Analise..............  Brazil                   54.00
  Dun & Bradstreet Canada Holding, Ltd. .....................  Canada
     The D&B Companies of Canada Ltd. .......................  Canada
       Dun & Bradstreet Finance Inc. ........................  Canada
       Nielsen Korea Limited.................................  Korea
  A.C. Nielsen Chile Limitada................................  Chile
     A.C. Nielsen Chile S.A..................................  Chile                    51.00
  A.C. Nielsen de Colombia S.A...............................  Colombia                 94.00
     Nielsen del Ecuador S.A.................................  Ecuador
  AIM Nielsen A/S............................................  Denmark
     AIM Farmstat ApS........................................  Denmark                  66.67
  ANR Amer Nielsen Research Limited..........................  Cyprus                   51.00
     Dogget Holdings Limited.................................  Cyprus
       ANR Amer Nielsen Research Sp. z.o.o. .................  Poland
       ANR Piackutato Kft. ..................................  Hungary
       Nielsen Marketing Research spol, s.r.o. ..............  Czech Republic
  Teollisuuden Tielopalvelu Industrial Intelligence Ltd.
     Oy......................................................  Finland
     A.C. Nielsen Finland Oy.................................  Finland
       Finnpanel Oy..........................................  Finland                  50.00

                                                                 STATE OR OTHER     % OWNERSHIP
                                                                 JURISDICTION OF    100% EXCEPT
                            NAME                                  INCORPORATION       AS NOTED
-------------------------------------------------------------  -------------------  ------------
A.C. NIELSEN COMPANY (CONTINUED)
  A.C. Nielsen S.A...........................................  France
     ERIM S.A................................................  France
     Panel de Gestion S.A.R.L................................  France
  Amer-Nielsen Research Hellas S.A...........................  Greece                   80.00
  A.C. Nielsen of Ireland Limited............................  Ireland
  ACNielsen (1996) Ireland Ltd...............................  Ireland
  A.C. Nielsen Italia S.p.A..................................  Italy
     Ciser S.r.1.............................................  Italy
     C.R.A. S.r.1............................................  Italy
       Telepanel S.A.........................................  Italy
     Management Tools S.r.1..................................  Italy                    60.00
     SITA, Societa per gli Indici Tessile e
       Abbigliamento-S.r.1...................................  Italy                    60.00
  Nielsen Japan K.K..........................................  Japan
  A.C. Nielsen (Nederland) B.V...............................  The Netherlands
     Centrum voor Marketing Analyses B.V.....................  The Netherlands          70.00
     "Homescan" L.P. (No official name)......................  South Africa             50.00
  A.C. Nielsen (N.Z.) Limited................................  New Zealand
     AGB McNair Holdings Limited.............................  New Zealand
       AGB Research NZ Ltd...................................  New Zealand
          Hunter AGB Ltd. ...................................  New Zealand
          Media Research Services Ltd........................  New Zealand              75.00
          OTR Research Limited...............................  New Zealand
          Spectrum Research Ltd..............................  New Zealand
     Market Research (NZ) Ltd................................  New Zealand
  Nielsen Norge as...........................................  Norway                   98.90
  A/S Norsk Reklame-Statistikk...............................  Norway                   83.70
  A.C. Nielsen de Panama S.A.................................  Panama
  A.C. Nielsen Peru S.A......................................  Peru
  Nedro-Nielsen Estudios de Mercado, Lda.....................  Portugal
  A.C. Nielsen P.R. Inc......................................  Puerto Rico
  A.C. Nielsen Company A.B...................................  Sweden
     AB Marketing Bo Jonsson.................................  Sweden
     Affarsindex AB..........................................  Sweden
     Marketindex AB..........................................  Sweden
  A.C. Nielsen Singapore Pte. Ltd............................  Singapore
  ACNielsen Holdings Spain B.V...............................  The Netherlands
     N&P Holding Spain S.A...................................  Spain
       A.C. Nielsen Company S.A..............................  Spain
          Infoadex S.A.......................................  Spain                    50.00
       Panel Internacional S.A...............................  Spain
  A.C. Nielsen Management Services S.A.......................  Switzerland
  A.C. Nielsen S.A...........................................  Switzerland
     Media Focus.............................................  Switzerland              50.00
     SEN Superstudies AG.....................................  Switzerland

                                                                 STATE OR OTHER     % OWNERSHIP
                                                                 JURISDICTION OF    100% EXCEPT
                            NAME                                  INCORPORATION       AS NOTED
-------------------------------------------------------------  -------------------  ------------
A.C. NIELSEN COMPANY (CONTINUED)
  ACN/PIB Partners...........................................  Connecticut              50.01
  Nielsen Holdings, Inc......................................  Delaware
  Nielsen Leasing Corporation................................  Delaware
  Panel Internationel S.A....................................  Delaware
A. C. NIELSEN COMPANY LIMITED................................  England
  Dataquest Europe...........................................  England
     Dun & Bradstreet Finance Ltd............................  England
IMS FINANCIAL ACN HOLDING GMBH...............................  Germany
  ACN Marketing Research Holding GmbH........................  Germany
     A. C. Nielsen GmbH......................................  Germany
       A. C. Nielsen Werbeforschung S&P GmbH.................  Germany
     Dataquest GmbH..........................................  Germany
     "P&S" Handelsberatung GmbH..............................  Germany
SRG HOLDINGS LIMITED.........................................  Hong Kong
  SRG Management Services Limited............................  Hong Kong
     Research Consulting Services Ltd........................  Hong Kong
     SRG China Ltd...........................................  Hong Kong
       Shanghai SRG Ltd......................................  China                    80.00
     SRG International (HK) Ltd..............................  Hong Kong
     SRG Research Services (HK) Ltd..........................  Hong Kong
     Survey Research HongKong Ltd............................  Hong Kong
     Survey Research Asia Pacific Ltd........................  Hong Kong
       Survey Research Taiwan Ltd............................  Taiwan
     Survey Research Group Ltd...............................  Hong Kong
       SRG Guangzhou Ltd.....................................  China                    92.00
     Survey Research Group Pte. Ltd..........................  Singapore
       SRG Research Canada Ltd...............................  Canada
          D.J. Calhoun Marketing & Development Ltd...........  Canada                   86.00
            Recherches en Marketing (Quebec) Inc.............  Canada
       ASI Market Research Inc...............................  Japan
       Hankook Research Company..............................  Korea                    50.00
       Survey Research Malaysia Sdn Bhd......................  Malaysia
          Target Marketing Promotions Sdn Bhd................  Malaysia
       Consumer Pulse Inc....................................  Philippines
       Dealer Pulse Inc......................................  Philippines
       Media Pulse Inc.......................................  Philippines
          Philippine Monitoring Services Inc.................  Philippines
       Research Philippines Unisearch Inc....................  Philippines
       Survey Research Singapore Pte. Ltd....................  Singapore
       Deemar Company Ltd....................................  Thailand
       SRG International Ltd.................................  New York